UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 19, 2011

SHENGDATECH, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada
(State or other jurisdiction of incorporation)

001-31937	26-2522031
(Commission	(IRS Employer
File Number)	Identification No.)

35th Floor, World Plaza 855 South Pudong Road, Pudong District, Shanghai 200120 People’s Republic of China
(Address of principal executive offices)

86-21-5835-9979
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - Registrant’s Business and Operations

Item 1.03	Bankruptcy or Receivership.

On August 19, 2011, ShengdaTech, Inc., a Nevada corporation (the “Company”), pursuant to the provisions of the United States Bankruptcy Code (the “Bankruptcy Code”), filed a voluntary petition (the “Bankruptcy Filing”) in the United States Bankruptcy Court for the District of Nevada (the “Bankruptcy Court”) seeking relief under the provisions of Chapter 11 of Title 11 of the Bankruptcy Code (Case No. 11-52649) (the “Bankruptcy Case”).  The Company continues to operate its business as debtor-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court.  The Company’s non-U.S. subsidiaries were not part of the Bankruptcy Filing.

SECTION 2 - Financial Information

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The Bankruptcy Filing described in Item 1.02 above constituted an event of default with respect to the following debt instruments (collectively, the “Debt Documents”).

•
Indenture of 6.0% convertible senior notes due 2018, dated as of May 28, 2008, by and between the Company and the Bank of New York, as trustee, conversion agent and principal paying agent, filed as an exhibit to the Company’s Current Report on Form 8-K on June 3, 2008.

•
Indenture of 6.50% senior convertible notes due 2015, dated as of December 14, 2010, by and between the Company and Bank of New York Mellon, as trustee, conversion agent and principal paying agent, filed as an exhibit to the Company’s Current Report on Form 8-K on December 15, 2010.

The Debt Documents provide that, as a result of the Bankruptcy Filing, among other things, the principal and interest due thereunder, plus any additional amounts, shall become immediately due and payable. Upon the Bankruptcy Filing, any efforts to enforce payment obligations under the Debt Documents are stayed pursuant to Bankruptcy Code Section 362 automatic stay, and the creditors’ rights of enforcement in respect of the Debt Documents are subject to the applicable provisions of the Bankruptcy Code.

SECTION 5 - Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 19, 2011, the Company appointed Michael D. Kang as Chief Restructuring Officer to lead the Company’s restructuring efforts.

Mr. Kang is currently a Managing Director of Alvarez & Marsal North America, LLC (“Alvarez & Marsal”).  Mr. Kang has worked with Alvarez & Marsal since 2004.  Mr. Kang specializes in providing interim management and restructuring advisory services to companies, boards of directors and creditors.  He has been involved in all aspects of the restructuring process, including evaluation of business plans and capital structures, preparing forecast models, developing turnaround strategies and preparing plans of reorganization.  While at Alvarez & Marsal, Mr. Kang has worked in a variety of senior advisory roles and as interim management roles such as chief executive officer, chief restructuring officer and chief financial officer of several businesses.  He currently serves as Chief Executive Officer and Chief Restructuring Officer of Perquest, Inc., a technology software services company and has previously served as the Chief Restructuring Officer of Hines Horticulture, Inc.

From 1998 to 2004, Mr. Kang worked at Deloitte & Touche LLP where he served in the role as Senior Manager in its financial advisory services group, and from 1993 to 1998, Mr. Kang was an accountant and consultant with Price Waterhouse LLP.  Mr. Kang is a Certified Public Account (CPA) in California, and a Certified Insolvency and Restructuring Advisor (CIRA).  Mr. Kang has obtained a Masters of Business Administration from the Haas School of Business at the University of California, Berkeley, and has a Bachelors of Arts in Business Economics from the University of California, Los Angeles.

Mr. Kang’s appointment is in connection with the Company’s engagement of Alvarez & Marsal, pursuant to which Mr. Kang shall be afforded certain powers and duties in connection with his efforts at leading the Company’s restructuring.  Specifically, Mr. Kang was appointed in accordance with an engagement letter, dated August 19, 2011, by and between the Company and  Alvarez & Marsal.  As noted above, Mr. Kang joined Alvarez & Marsal in 2004 and serves as a Managing Director based in San Francisco.

During Mr. Kang’s service with the Company in accordance with the engagement letter, Mr. Kang will continue to be employed by Alvarez & Marsal and will not receive any compensation directly from the Company or participate in any of the Company’s employee benefit plans.  The Company will instead pay Alvarez & Marsal for the services of Mr. Kang and any additional personnel provided by Alvarez & Marsal.  The Company will reimburse Alvarez & Marsal for the reasonable out-of-pocket expenses of Mr. Kang.  While rendering services to the Company, Mr. Kang is permitted to continue to work with Alvarez & Marsal personnel in connection with unrelated matters.

The engagement letter may be terminated by either party without Cause (as defined in the engagement letter) upon 10 days’ prior written notice to the other party.  If the Company terminates the engagement letter for Cause at any time, the Company will be relieved of all of its payment obligations thereunder, except for the payment of fees and expenses incurred by Alvarez & Marsal through the effective date of termination.  A copy of the engagement letter is attached to this Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Other than as noted above, there is no arrangement or understanding pursuant to which Mr. Kang was appointed Chief Restructuring Officer of the Company.  Mr. Kang has no family relationships with any executive officers or directors of the Company, or persons nominated or chosen by the Company to become directors or executive officers.  Furthermore, the Company is not aware of any transaction requiring disclosure under Item 404(a) of Regulation S-K.

Effective August 19, 2011, Mr. Xiangzhi Chen was removed from all officer positions, including as the President and Chief Executive Officer of the Company.  Mr. Chen remains a member of the Company’s Board of Directors.

SECTION 7 - Regulation FD

Item 7.01	Regulation FD Disclosure.

A copy of the press release announcing the Bankruptcy Filing and the appointment of Mr. Kang as Chief Restructuring Officer is attached hereto as Exhibit 99.1.

SECTION 9 - Financial Statement and Exhibits

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Exhibit Description
10.1	Engagement Letter, dated August 19, 2011 by and between ShengdaTech, Inc. and Alvarez & Marsal North America, LLC

99.1	Press Release dated August 22, 2011

The information set forth in Exhibit 99.1 attached hereto is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed incorporated by reference in any filing with the Securities and Exchange Commission under the Securities Exchange Act of 1934 or the Securities Act of 1933, whether made before or after the date hereof and irrespective of any general incorporation by reference language in any filing.

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various factors, risks and uncertainties that could cause our actual results to differ materially from those expressed in these forward-looking statements, including, but not limited to: (i) the potential adverse impact of the Bankruptcy Case on our business, financial condition or results of operations, including our ability to maintain contracts and other customer and vendor relationships that are critical to our business and the actions and decisions of our note holders, creditors and other third parties with interests in our Bankruptcy Case; (ii) our ability to maintain adequate liquidity to fund our operations during the Bankruptcy Case and to fund a plan of reorganization and thereafter, including maintaining normal terms with our vendors and service providers during the Bankruptcy Case and complying with the covenants and other terms of our financing agreements; (iii) our ability to obtain court approval with respect to motions in the Bankruptcy Case prosecuted from time to time and to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the Bankruptcy Case and to consummate all of the transactions contemplated by one or more such plans of reorganization or upon which consummation of such plans may be conditioned; (iv) risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the Company to propose and confirm one or more plans of reorganization, for the appointment of a Chapter 11 trustee or to convert the Chapter 11 Case to a Chapter 7 case; (v) those factors identified in our filings with the Securities and Exchange Commission as may be accessed at www.sec.gov.

The risks and uncertainties and the terms of any reorganization plan ultimately confirmed can affect the value of our various pre-petition liabilities, common stock and/or other securities. No assurance can be given as to what values, if any, will be ascribed in the bankruptcy proceedings to each of these constituencies. A plan of reorganization could result in holders of our liabilities and/or securities receiving no value for their interests. Because of such possibilities, the value of these liabilities and/or securities is highly speculative. Caution should be taken not to place undue reliance on our forward-looking statements, which represent our view only as of the date of this Current Report on Form 8-K, and which we assume no obligation to update.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

shengdatech, Inc.

Date: August 22, 2011	By:	/s/ Michael Kang
Name: Michael Kang
Title: Chief Restructuring Officer